                                                                    EXHIBIT 3.20

        RECEIVED                        THE COMMONWEALTH OF MASSACHUSETTS

      AUG 31 1977                           ARTICLES OF ORGANIZATION
                                     GENERAL LAWS, CHAPTER 156B, SECTION 1__
  CORPORATION DIVISION               =======================================
   SECRETARY'S OFFICE


   A TRUE COPY ATTEST           I hereby certify that, upon an examination of
                                the within-written articles of organization,
     /s/ Paul Guzzi             duly submitted to me, it appears that the
        PAUL GUZZI              provisions of the General Laws relative to the
SECRETARY OF THE COMMONWEALTH   organization of corporations have been complied
  DATE 4/13/78 CLERK  J F. K    with, and I hereby approve said articles and the
       -------        ------    filing fee in the amount of $125.00 having been
(THIS CERTIFICATION STAMP       paid, said articles are deemed to have been
         REPLACES               filed with me this 31st day of August 1977.
OUR PREVIOUS CERTIFICATION
         SYSTEM.)                                  /s/ Paul Guzzi
                                                   --------------
                                                   Secretary of the Commonwealth



                        TO BE FILLED IN BY CORPORATION

               PHOTO COPY OF ARTICLES OR ORGANIZATION TO BE SENT

               TO:

               KNEELAND KYDD & HARDY
               -------------------------------------------------

               ONE STATE ST.
               -------------------------------------------------

               BOSTON   MA.  02109
               -------------------------------------------------
                  617-523-5110

               FILING FEE: 1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $75. General Laws, Chapter 156B.

                                                        Copy Mailed OCT 3 1977

                       The Commonwealth of Massachusetts
                                  PAUL GUZZI

                         Secretary of the Commonwealth
                                  STATE HOUSE
                                 BOSTON, MASS.

                           ARTICLES OF ORGANIZATION
                             (Under G.L. Ch. 156B)

          Name
          ----

     (including given name in full)      POST OFFICE ADDRESS

     David J. Van Oss                    One State Street
                                         Boston, Massachusetts 02109

does hereby associate as incorporator with the intention of forming a corporation under the provisions of General Laws, Chapter 156B.

   1. The name by which the corporation shall be known is:
            NEW ENGLAND CONTINENTAL MEDIA INC.

   2. The purposes for which the corporation is formed are as follows:
      (A) To engage in the radio or television broadcasting, communicating, and receiving business, and in the business of communicating, transmitting, and receiving by any other method now in use or hereafter discovered; and to buy, sell, trade in, at wholesale and retail, import, expert, manufacture, rent, handle, and use instruments of precision, transmitting and receiving apparatus for broadcasting or other purposes, recording and reproducing instruments of any kind or nature used in conjunction therewith or incidental or necessary thereto, and to conduct the business of rendering service in the installation, operation, supply of parts, repair, maintenance, and upkeep of such apparatus, instrument, or accessories.

      (B) To carry on any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph.

NOTE: If provisions for which the space provided under Articles 2, 4, 5 and 6 is not sufficient, additions should be set out on continuation sheets to be numbered 2A, 2B, etc. Indicate under each Article where the provision is set out. Continuation sheets shall be on 8 1/2 x 11" paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

---------------------------------------------------------------------------------
                                  WITHOUT PAR
CLASS OF STOCK                       VALUE             WITH PAR VALUE
                                -------------------------------------------------
                                 NUMBER OF    NUMBER OF     PAR        AMOUNT
                                  SHARES        SHARES     VALUE
---------------------------------------------------------------------------------
Preferred                        None                                  $
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Common                           12,500
---------------------------------------------------------------------------------

  *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:


               None


  *5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:


               None


  *6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, deferring, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:


               See Page 6A attached


   7. By-laws of the corporation have been duly adopted and at which the initial directors, president, treasurer and clerk, whose names are set out below have been duly elected.

   8. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

      a. The post office address of the initial principal office of the corporation in Massachusetts is: Statler Office Building, Boston, Massachusets

     b. The name, residence, and post office address of each of the initial directors and following officers of the corporation elected at the first meeting are as follows:

                NAME               RESIDENCE         POST OFFICE ADDRESS
President:      David J. Van Oss   Framingham, Ma.   OneState Street
                                                     Boston, Ma.  02109

Treasurer:      David J. Van Oss   Framingham, Ma.   One State Street
                                                     Boston, Ma.  02109

Clerk:          David J. Van Oss   Framingham, Ma.   One State Street
                                                     Boston, Ma.  02109

Directors:      David J. Van Oss   Framingham, Ma.   One State Street
                                                     Boston, Ma.  02109

     c. The date initially adopted on which the corporation's fiscal year ends is:
                    December 31

     d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:
                    Third Tuesday of July

     e. The name and business address of the resident agent, if any, of the corporation is:


     IN WITNESS WHEREOF, and under the penalties of perjury, I, the above-named

     INCORPORATOR, hereto sign my name, this 31st day of August 1977.

                    /s/ David J. Van Oss
                    -----------------------------------------

                    -----------------------------------------

                    -----------------------------------------

Article 6
---------

     6. Other lawful provisions for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, of any class of stockholders:

          (a) The directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

          (b) Meetings of the stockholders may be held anywhere in the United States.

          (c) The corporation may be a partner in any business enterprise it would have power to conduct by itself.

          (d) The directors shall have the power to fix from time to time their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or stockholder of this corporation individually, or any individual having any interest in any concern which is a stockholder of this corporation, or any concern in which any such directors, officers, stockholders or individuals have any interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction or other act of this corporation, and

          (1) such contract, transactions or act shall not be in any way invalidated or otherwise affected by that fact;

          (2) no such director, officer, stockholder or individual shall be liable to account to this corporation for any profit or benefit realized through any such contract, transaction or act; and

          (3) any such director of this corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same:

the term "interest" including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member or beneficiary of any concern; and

the term "concern" meaning any corporation, association, trust, partnership, firm, person or other entity other than this corporation.